Exhibit 12.1

Certifications

I, François Legros, certify that:

1.	I have reviewed this amended annual report on Form 20-F/A-1 of Genesys; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	May 18, 2005
		By:	/s/ FRANÇOIS LEGROS

Name: François Legros

Title: Chairman and Chief Executive Officer

Exhibit 12.1

Certifications

I, Michael E. Savage, certify that:

1.	I have reviewed this amended annual report on Form 20-F/A-1 of Genesys; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	May 18, 2005
		By:	/s/ MICHAEL E. SAVAGE

Name: Michael E. Savage

Title: Chief Financial Officer